Exhibit 99.2

FOR IMMEDIATE RELEASE
Investor Contact:
Kimberly Tom , CFA
(858) 503-3368
ir@maxwell.com

Maxwell Announces Pricing of Upsized Public Offering of Common Stock

SAN DIEGO – August 8, 2018 - Maxwell Technologies, Inc. (Nasdaq: MXWL) (“Maxwell”), a leading developer and manufacturer of capacitor energy storage and power delivery solutions, today announced the pricing of an upsized underwritten public offering of 6,600,000 shares of its common stock at a public offering price of $3.25 per share. Certain members of management and our board of directors and certain funds affiliated with our board of directors are expected to purchase approximately $3.3 million of our common stock in this offering at the public offering price. The offering is expected to close on or about August 10, 2018, subject to customary closing conditions. In addition, the Company has granted the underwriters a 30-day option to purchase up to 990,000 additional shares at the public offering price, less underwriting discounts and commissions.

Maxwell intends to use the net proceeds from the offering for general corporate purposes, which may include research and development expenses, capital expenditures, working capital, possible repayment of debt and general and administrative expenses.

Barclays is acting as sole bookrunning manager and Roth Capital Partners is acting as Co-Manager for the offering.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (the “SEC”) and became effective on November 16, 2017. A preliminary prospectus supplement relating to the offering has been filed with the SEC. Copies of the preliminary prospectus supplement and accompanying prospectus may be obtained from the offices of Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by email at Barclaysprospectus@broadridge.com, or by telephone at (888) 603-5847.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Maxwell Commences Public Offering of Common Stock	Page 2 of 2

About Maxwell Technologies

Maxwell is a global leader in the development and manufacture of innovative, cost-effective energy storage and power delivery solutions. We have developed and transformed our patented, proprietary and fundamental dry electrode manufacturing technology that we have historically used to make ultracapacitors to create a breakthrough technology that can be applied to the manufacturing of batteries. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation, renewable energy and information technology. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. For more information, visit www.maxwell.com.

Forward-Looking Statements

In addition to historical facts, this press release contains forward-looking statements that involve a number of risks and uncertainties such as those, among others, relating to Maxwell’s expectations regarding the completion of its common stock offering. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with market conditions, whether Maxwell will be able to consummate the offering, the satisfaction of closing conditions related to the offering, as well as risks and uncertainties associated with Maxwell’s business and finances in general. For further information regarding risks and uncertainties associated with Maxwell’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Maxwell’s SEC filings, including, but not limited to, Maxwell’s preliminary prospectus supplement and accompanying prospectus relating to the offering, its annual report on Form 10-K and quarterly reports on Form 10-Q. Forward-looking statements speak only as of the date the statements are made and are based on information available to Maxwell at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Maxwell undertakes no duty to update any forward-looking statement to reflect actual results or changes in Maxwell’s expectations.

Media: John Sperrazzo, Eye-To-Eye Communications: +1 (858) 361-4495; john@eyetoeyepr.com

Investor: Kimberly Tom, CFA, Maxwell Technologies: +1 (858) 503-3368; ir@maxwell.com